EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this Schedule 13G jointly pursuant to Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended (the Act).  Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto and for the completeness and accuracy of the information concerning such person contained therein; provided, however, that none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) under the Act, the undersigned hereby agree to the joint filing with each other on behalf of each of them of this Schedule 13G with respect to the ordinary shares of Coca-Cola European Partners plc beneficially owned by each of them.  This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement as of February 14, 2017.

COBEGA, S.A.

By:	/s/ María Carmen Crespo Recasens
Name: María Carmen Crespo Recasens
Title: Representative

COBEGA INVEST, S.L.U.

By:	/s/ María Carmen Crespo Recasens
Name: María Carmen Crespo Recasens
Title: Representative

OLIVE PARTNERS, S.A.

By:	/s/ María Carmen Crespo Recasens
Name: María Carmen Crespo Recasens
Title: Representative